EXHIBIT 99.2


                         East Penn Financial Corporation
                              Dividend Reinvestment
                             and Stock Purchase Plan
                                 Enrollment Card


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                                                                    EXHIBIT 99.2


                         EAST PENN FINANCIAL CORPORATION
               DIVIDEND REINVESTMENT AND STOCK AUTHORIZATION CARD

                                 ENROLLMENT FORM

Please print or type all information except signatures. Questions? Call toll-free at 1-800-368-5948 from 8:00 a.m. to 7:00 p.m. Eastern Time, Monday through Friday. Mail your completed Authorization Card in the courtesy envelope provided to the address set forth below. If stock certificates are enclosed, please return by registered mail to:

                         REGISTRAR AND TRANSFER COMPANY
                         Dividend Reinvestment Plan Department
                         P.O. Box 664, Cranford, New Jersey  07016

Please sign the authorization located on the reverse of this form and complete the information below only if it has changed.

Name(s):  _____________________________  Social Security Number: _______________

_______________________________________  Daytime Phone Number: _________________

Address:  _____________________________

_______________________________________

City/State/Zip: _______________________

Completion and return of this Authorization Card authorizes your enrollment in the East Penn Financial Corporation Dividend Reinvestment and Stock Purchase Plan.

Dividend Reinvestment Options
You may choose to reinvest all of the dividends paid on East Penn Financial Corporation stock registered in your name and held for you under the Plan. Please check the appropriate box below and provide the requested information.

[_] Full Dividend Reinvestment - Please reinvest all dividends for this account, including dividends paid with respect to shares I purchase with optional cash payments.

Optional Cash Payment Options
You may elect to purchase additional shares of East Penn Financial Corporation common stock pursuant to the Plan. If you wish to do so, please check the appropriate boxes below and provide the requested information.

[_] Optional Cash Payment(s) - In addition to the dividend reinvestment option selected above, I wish to purchase additional shares of common stock pursuant to the Plan through the following methods (minimum $50/quarter and maximum $5,000/quarter) (check all that apply):

[_] Check Enclosed - I have enclosed $_______________ by personal check drawn on a U.S. bank or a U.S. bank issued official check or cashiers check payable to "Registrar & Transfer Company," and I have included "East Penn Financial Corporation" in the memo field of my check.

[_] I wish to take advantage of the Plan's safekeeping feature. Enclosed please find _______ certificates (#s______________) totaling ______________ shares. I understand that dividends on these shares will be automatically reinvested.




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Signatures

By signing this form, I request enrollment in the Plan, certify that I have received and read the offering circular describing the East Penn Financial Corporation Dividend Reinvestment and Stock Purchase Plan and agree to abide by the terms and conditions of the terms and conditions of the Plan. I hereby appoint Registrar & Transfer Company as my agent with respect to the Plan and authorize them (and any successor Plan agent) to apply dividends and any cash payments I make towards the purchase of shares of common stock of East Penn Financial Corporation under the Plan. I understand that I may revoke or change this authorization at any time by written notice to Registrar & Transfer Company in accordance with the terms and conditions set forth in the prospectus. ALL JOINT OWNERS MUST SIGN.


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Shareholder's Signature    Date         Shareholder's Signature       Date


             NOT FDIC INSURED - MAY LOSE VALUE - NOT BANK GUARANTEED